Exhibit 99.1

Valentis Announces Offer to Purchase for Cash its Series A Preferred Stock

BURLINGAME, CA, May 10, 2002 — Valentis, Inc. (NASDAQ: VLTS) today announced its offer to acquire for cash 16,940 shares, or 55%, of its outstanding shares of Series A Convertible Redeemable Preferred Stock and 55% of the related outstanding Common Stock Purchase Warrants, Class A and Common Stock Purchase Warrants, Class B, which warrants are exercisable for shares of common stock and were issued to the holders of Series A Preferred Stock in connection with their acquisition of the Series A Preferred Stock.  The Company will pay $1,000 per share of Series A Preferred Stock and related Class A and Class B Warrants tendered.  The shares of Series A Preferred Stock acquired will be retired and related Warrants canceled.

This offer is being made to the holders of the Series A Preferred Stock pursuant to Valentis’ Offer to Purchase filed with the Securities and Exchange Commission today.  In order to participate in the offer, holders of the Series A Preferred Stock must validly tender their shares of Series A Preferred Stock and related Class A and Class B Warrants to Valentis in exchange for which Valentis will pay $1,000 per share of Series A Preferred Stock and related Class A and Class B Warrants tendered. The Offer to Purchase will expire at 5:00 p.m., California time, on Friday, June 7, 2002, unless extended or earlier terminated.

This offer is conditioned upon Valentis offering and selling shares of a new series of preferred stock, 16,940 shares of Series A Preferred Stock and related Class A and Class B Warrants being tendered, and certain other conditions described in the Offer to Purchase.  The Company expects each share of the new series of preferred stock will be convertible into shares of the Company’s common stock at a fixed conversion price that is based on the current market price of the Company’s common stock.  The new series of preferred stock will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

The Company’s Series A Preferred Stock has certain rights and privileges that preclude the Company from classifying the Series A Preferred Stock within stockholders' equity.  The Company expects the new series of preferred stock will have terms substantially similar to the existing Series A Preferred Stock, except that the new series of preferred stock will not have the same redemption privileges and will be classified as equity.  Accordingly, issuing shares of the new series of preferred stock and retiring outstanding shares of the Series A Preferred Stock will have the effect of increasing the Company’s stockholders’ equity and net tangible assets.  For continued listing of the Company’s common stock on Nasdaq National Market the Company must maintain certain quantitative criteria, including certain levels of stockholders’ equity or certain levels of net tangible assets.  As reported in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as of the end of the quarter the Company did not meet either of these criteria.  If this transaction occurs as described above, the Company will have as of the closing date of the tender offer net tangible assets in excess of the amount needed to meet Nasdaq National Market listing requirements.

This press release is neither an offer to purchase nor the solicitation of an offer to sell any securities of Valentis.  Investors are urged to read the relevant tender offer documents that have been filed with the Securities and Exchange Commission by Valentis because they contain important information concerning the offer.  You are able to obtain a free copy of the documents filed with the Commission by Valentis at the Commission’s website at http://www.sec.gov.

Valentis is Converting Genomic Discoveries into Medicines™.   The Company has three product platforms for the development of novel therapeutics:  the GeneMedicine™, GeneSwitch® and OptiPEG™ platforms.  The Del-1 GeneMedicine™ therapeutic is the lead product for the GeneMedicine™ platform of non-viral gene delivery technologies.  Del-1 is an angiogenesis gene that is being developed for peripheral arterial disease and ischemic heart disease.  The EpoSwitch™ therapeutic for anemia is the lead product for the GeneSwitch® platform.  The EpoSwitch™ platform, consisting of proprietary PEGylation technologies, allows for improved dosing of biopharmaceuticals.  OptiPEG™ is being developed through licensing to partners.  Additional information is available at www.valentis.com.

Statements in this press release that are not strictly historical are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. The words “believes,” “expects,” “intends,” “anticipates,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Valentis’ actual results include the need for additional capital, the early stage of product development, uncertainties related to clinical trials, and uncertainties related to patent position. There can be no assurance that Valentis will be able to develop commercially viable gene-based therapeutics or PEGylated biopharmaceuticals, that any of the Company’s programs will be partnered with pharmaceutical partners, that necessary regulatory approvals will be obtained, or that any clinical trial will be successful. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environments. These are described more fully in the Valentis Annual Report on Form 10-K for the period ended June 30, 2001 and Quarterly Report on Form 10-Q for the period ended March 31, 2002, each as filed with the Securities and Exchange Commission.